UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2015

WNC Housing Tax Credit Fund VI, L.P., Series 13
 (Exact name of registrant as specified in its charter)

California	000-52841	20-2355224
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17782 Sky Park Circle, Irvine, CA              92614
(Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code: (714) 662-5565

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

The registrant mailed a letter dated September 30, 2015 to its limited partners which provides certain summary and updated information concerning the registrant’s operations. A copy of the letter is attached to this report as Exhibit 20.1.

The letter attached to this report as Exhibit 20.1 contains forward-looking statements. All statements other than statements of historical fact may be forwardlooking statements. These include statements regarding the registrant's future financial results, operating results, business strategies, projected costs and capital expenditures, products, competitive positions, and plans and objectives of management for future operations. Forward-looking statements may be identified by the use of words such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend" and "continue," or the negative of these terms, and include the assumptions that underlie such statements. The registrant's actual results could differ materially from those expressed or implied in these forward-looking statements as a result of various risks and uncertainties, including those set forth in the registrant's annual report on Form 10-K for the year ended March 31, 2014 under Item 1A, "Risk Factors." All forward-looking statements in the letter attached to this report are based on information available to the registrant as of the date hereof and the registrant assumes no obligation to update any such statements.

Item 9.01.   Financial Statements and Exhibits

(d) Exhibits

Exhibit 20.1      Letter to Shareholders dated September 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 30, 2015	WNC Housing Tax Credit Fund VI, L.P., Series 13
By: /s/ MELANIE R. WENK
Name: Melanie R. Wenk
Title: Senior Vice President - Chief Financial Officer of WNC & Associates, Inc., Managing Member of General Partner of registrant